Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Ambrx Biopharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares	Rule 457(c) and Rule 457(h)	5,200,000(3)	$1.60(4)	$8,320,000.00(4)	0.00011020	$916.86

Equity	Ordinary Shares	Rule 457(c) and Rule 457(h)	105,000(5)	$1.60(4)	$168,000.00(4)	0.00011020	$18.51

Total Offering Amounts					$8,488,000.00		$935.37

Total Fee Offsets							—

Net Fee Due							$935.37

(1)

These ordinary shares, par value $0.0001 per share (“Ordinary Shares”), may be represented by the American Depositary Shares (“ADSs”) of Ambrx Biopharma Inc. (the “Registrant”), each of which represents seven Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (File No. 333-256765).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction

(3)	Represents 5,200,000 Ordinary Shares (an equivalent of 742,856 ADSs) reserved for future issuance pursuant to share options granted as an employment inducement awards outside of a plan.
(4)

Estimated solely for the purpose of calculating the registration fee, and is based upon the price of $1.60 per Ordinary Share (or $11.23 per ADS), which was the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Global Select Market on May 12, 2023.

(5)	Represents 105,000 Ordinary Shares (an equivalent of 15,000 ADSs) reserved for future issuance pursuant to ordinary shares granted as compensation in lieu of cash.